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                                                                     EXHIBIT 1.1


                    8,000,000 Shares of Class A Common Stock


                       AFFILIATED COMPUTER SERVICES, INC.


                             UNDERWRITING AGREEMENT


                                 October 3, 2001



BEAR, STEARNS & CO. INC.
as Representatives of the
several Underwriters named in
Schedule I attached hereto
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167

Ladies/Gentlemen:

                  Affiliated Computer Services, Inc., a corporation organized and existing under the laws of Delaware (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 8,000,000 shares (the "Firm Shares") of its Class A common stock, par value $0.01 per share (the "Common Stock") and, for the sole purpose of covering over-allotments in connection with the sale of the Firm Shares, at the option of the Underwriters, up to an additional 1,200,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and any Additional Shares purchased by the Underwriters are referred to herein as the "Shares". The Shares are more fully described in the Registration Statement referred to below.

         1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-68656), and amendments thereto, and related preliminary prospectuses for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock, which registration statement, as so amended, has been declared effective by the Commission and copies of which have heretofore been delivered to the Underwriters. The registration statement, as amended at the time it became effective, including the exhibits and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the "Registration Statement." If the Company has


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filed or is required pursuant to the terms hereof to file a registration statement pursuant to Rule 462(b) under the Act registering additional shares of Common Stock (a "Rule 462(b) Registration Statement"), then, unless otherwise specified, any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement. Other than a Rule 462(b) Registration Statement, which became effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of either the Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission. The Company, if required by the rules and regulations of the Commission (the "Rules and Regulations"), proposes to file the Prospectus with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the "Prospectus," except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering and sale of the Shares (the "Offering") which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term "Prospectus" shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use. Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 under the Securities Act is hereafter called a "Preliminary Prospectus." Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act") on or before the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the effective date of the Registration Statement, the date of such preliminary prospectus or the date of the Prospectus, as the case may be, which is incorporated therein by reference and
(ii) any such document so filed. All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, a Preliminary Prospectus and the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System ("EDGAR").

            (b) At the time of the effectiveness of the Registration Statement or the effectiveness of any post-effective amendment to the Registration Statement, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) or Rule 434 of the Regulations, when any supplement to or amendment of the Prospectus is filed with the Commission, when any document filed under the Exchange Act is filed and at the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined), the Registration Statement and the Prospectus and any amendments thereof and supplements thereto complied or will comply in all material respects with the applicable provisions of the Act and the Rules and


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Regulations and the Exchange Act and the respective rules and regulations thereunder and did not and will not contain an untrue statement of a material fact and did not and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein (i) in the case of the Registration Statement, not misleading and (ii) in the case of the Prospectus or any related Preliminary Prospectus in light of the circumstances under which they were made, not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the registration statement for the registration of the Shares or any amendment thereto or pursuant to Rule 424(a) of the Rules and Regulations) and when any amendment thereof or supplement thereto was first filed with the Commission, such Preliminary Prospectus and any amendments thereof and supplements thereto complied in all material respects with the applicable provisions of the Act and the Rules and Regulations and the Exchange Act and the respective rules and regulations thereunder and did not contain an untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation and warranty is made in this subsection (b), however, with respect to any information contained in or omitted from the Registration Statement or the Prospectus or any related Preliminary Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through you specifically for use therein ("Underwriters' Information"). The parties acknowledge and agree that the Underwriters Information consists solely of the material included in the fifth paragraph on the cover page of the Prospectus and in paragraphs 4, 8 (limited to the last sentence of such paragraph), 10, 11 and 12 under the caption "Underwriting" in the Prospectus.

            (c) The documents incorporated or deemed to be incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission under the Exchange Act, and, when read together with the other information in the Prospectus, at the time the Registration Statement and any amendments thereto become effective and at the Closing Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (d) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and Ernst & Young LLP, who have certified certain financial statements of Lockheed Martin IMS Corporation ("IMS"), are independent public accountants as required by the Act and the Rules and Regulations.

            (e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries except for changes, if any, in the ordinary course of business, in amounts outstanding under the Credit Agreement dated May


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12, 2000, as amended to date, between the Company and Wells Fargo Bank Texas,
N.A., as agent for the lenders thereunder, as amended ("Credit Facility"), and the Credit Agreement dated August 24, 2001 between the Company and Bear Stearns Corporate Lending, Inc., as administrative agent for the lenders thereunder ("Interim Facility") or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

            (f) The Company has all corporate power to enter into this Agreement, and this Agreement and the transactions contemplated herein have been duly and validly authorized by the Company and this Agreement has been duly and validly executed and delivered by the Company; and upon such execution by the Company (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto), this Agreement will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

            (g) The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any of its subsidiaries is a party or by which the Company or any of it subsidiaries or their respective properties or assets may be bound or (ii) violate or conflict with any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any public, governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their respective properties or assets is required for the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby by the Registration Statement and by Prospectus, including the issuance, sale and delivery of the Shares to be issued, sold and delivered by the Company hereunder, except the registration under the Act of the Shares and such consents, approvals, authorizations, orders, registrations, filings, qualifications, licenses and permits as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

            (h) The Company has the authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company, except for such rights as may have been fully satisfied or waived prior to the effectiveness of the Registration Statement; the Shares to be delivered on the Closing Date and the Additional Closing Date, if any, (as hereinafter respectively defined) have been duly and validly authorized and, when delivered by


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the Company in accordance with this Agreement, will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims; the Common Stock, the Firm Shares and the Additional Shares conform to the descriptions thereof contained in the Registration Statement and the Prospectus.

            (i) Each of the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. Each of the Company and its subsidiaries is duly qualified for the transaction of business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; each of the Company and each of its subsidiaries possesses and is in compliance with all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, franchises and permits of and from all public, regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as presently conducted and as described in the Prospectus, with such exceptions as are not material, and no such consent, approval, authorization, order, registration, qualification, license, franchise or permit contains a materially burdensome restriction not adequately disclosed in the Prospectus.

            (j) Except as described in the Prospectus, there are no legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would have a material adverse effect on the current or future financial position, stockholders' equity or results of operations, of the Company and its subsidiaries, taken as a whole; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

            (k) Neither the Company nor any of its affiliates have taken and nor will take, directly or indirectly, any action designed to cause or result in, or which constitutes or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

            (l) The consolidated financial statements of the Company, including the notes thereto, and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified, to the best of the Company's knowledge, the consolidated financial statements of IMS included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial position of IMS as of the dates shown and its


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results of operations and cash flows for the periods specified; and all such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved.

            (m) To the best of the Company's knowledge, the assumptions used in preparing the pro forma financial statements included in the Registration Statement and the Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

            (n) Except for the registration rights granted in connection with the offering of the Company's 3.5% Convertible Subordinated Notes due 2006 and the Company's 4% Convertible Subordinated Notes due 2005, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

            (o) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

            (p) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

            (q) The Company and each of its subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by it and has paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which the Company and each of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except (in all cases) to the extent that such failure would not cause a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole. No deficiency assessment with respect to a proposed adjustment of the Company's or any of its subsidiaries' Federal, state, or other taxes is pending or, to the best of the Company's


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knowledge, threatened, except for deficiencies contested in good faith by the
Company. There is no material tax lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Company or any of its subsidiaries.

            (r) The Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the New York Stock Exchange ("NYSE), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act or de-listing the Shares from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

            (s) The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

            (t) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations and which have not been so described or filed.

            (u) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default (and no event has occurred which, with notice or lapse of time or both, would constitute such a default) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) is in violation in any respect of any statute or any judgment, decree, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except (in all cases) any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole.

            (v) Each of the Company and each of its subsidiaries possess and is in compliance with all patents, trademarks, franchises, permits, licenses (including without limitation all software licenses) and similar items as well as all electronic data processing, electronic funds transfer and other contracts, agreements, leases and arrangements necessary or material to the conduct of its business as presently conducted or proposed to be conducted and as described in the Prospectus, except where failure to possess any of the foregoing would not, singly or in the aggregate, have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which could result in any material adverse effect on the Company and its subsidiaries taken as a whole; and except as otherwise described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of cancellation of the same or any notice of proceedings relating to the revocation, suspension or modification of any of the foregoing which, singly or in the aggregate, would result in a material adverse change in the business, prospects, properties,


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operations, condition (financial or otherwise) or results of operations of the
Company and its subsidiaries taken as a whole, or which is required to be disclosed in the Prospectus.

            (w) The Company and its subsidiaries have obtained any permits, consents and authorizations required to be obtained by them under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively "Environmental Laws"), and any such permits, consents and authorizations remain in full force and effect. The Company and its subsidiaries are in compliance with the Environmental Laws in all material respects, and there is no pending or, to the Company's knowledge, threatened, action or proceeding against the Company or its subsidiaries alleging violations of the Environmental Laws.

            (x) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

            (y) The Company is subject to Section 13 or 15(d) of the Exchange
Act.

            (z) The statements set forth in the Prospectus (including those incorporated by reference therein), insofar as they purport to constitute a summary of the terms of the Shares, and under the caption "Underwriting" and "Certain United States Federal Income Tax Considerations for Non-United States Holders," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

            (aa) The Company has received any and all necessary consents for the issue and sale of the Shares as may be required under the Credit Facility and the Interim Facility.

         2. Purchase, Sale and Delivery of the Shares.

            (a) On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price per share of $77.76, the number of Firm Shares set forth opposite the respective names of the Underwriters on Schedule I hereto plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

            (b) Payment of the purchase price for, and delivery of certificates for, the Shares shall be made at the office of Baker Botts L.L.P., or at such other place as shall be agreed upon by you and the Company, at 10:00 A.M., New York City time, on the third or fourth business day (as permitted under Rule 15c6-1 under the Exchange Act) (unless postponed in accordance with the provisions of Section 9 hereof) following the date after the determination of the initial public offering price of the Shares, or such other time not later than ten business days after such date as shall be agreed upon by you and the Company (such time and date of payment and delivery being herein called the "Closing Date").


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         Payment for the Shares shall be made to or upon the order of the
Company of the purchase price by wire transfer in Federal (same day) funds to the Company or as directed by the Company upon delivery of one or more definitive global certificates for the Shares which will be deposited by or on behalf of the Company with the Depository Trust Company or its designated custodian for the respective accounts of the several Underwriters against receipt therefor signed by you and registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date.

            (c) In addition, the Company hereby grants to the Underwriters the option to purchase up to 1,200,000 Additional Shares at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares as set forth in this Section 2, for the sole purpose of covering over-allotments in the sale of Firm Shares by the Underwriters. This option may be exercised at any time and from time to time, in whole or in part, on or before the thirtieth day following the date of the Prospectus, by written notice by you to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time, as reasonably determined by you, when the Additional Shares are to be delivered (such date and time being herein sometimes referred to as the "Additional Closing Date"); provided, however, that the Additional Closing Date shall not be earlier than the Closing Date or earlier than the second full business day after the date on which the option shall have been exercised nor later than the eighth full business day after the date on which the option shall have been exercised (unless such time and date are postponed in accordance with the provisions of Section 9 hereof). Certificates for the Additional Shares shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Additional Closing Date. The Company will permit you to examine and package such certificates for delivery at least one full business day prior to the Additional Closing Date.

         The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 9 hereof) bears to the total number of Firm Shares being purchased from the Company, subject, however, to such adjustments to eliminate any fractional shares as Bear Stearns & Co. Inc. in its sole discretion shall make.

         Payment for the Additional Shares shall be made to or upon the order of the Company of the purchase price by wire transfer in Federal (same day) funds to the Company or as directed by the Company at the offices of Baker Botts L.L.P., or such other location as may be mutually acceptable, upon delivery of the certificates for the Additional Shares to you for the respective accounts of the Underwriters.

         3. Offering.

            (a) Upon your authorization of the release of the Firm Shares, the Underwriters propose to offer the Shares for sale to the public upon the terms and conditions set forth in the Prospectus.

         4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:

            (a) The Company will file the Prospectus pursuant to Rule 424(b) within the prescribed time period and will provide evidence satisfactory to you of such timely filing.

         The Company will notify you (and, if requested by you, will confirm such notice in writing) (i) when the Registration Statement and any amendments thereto become effective, (ii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement or the Prospectus, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Company will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the lifting of such order as soon as possible. The Company will not file any amendment to the Registration Statement or any amendment of or supplement to the Prospectus (including the prospectus required to be filed pursuant to Rule 424(b) or Rule 434) that differs from the prospectus on file at the time of the effectiveness of the Registration Statement before or after the effective date of the Registration Statement or file any document under the Exchange Act if such document would be deemed to be incorporated by reference into the Prospectus to which you shall reasonably object in writing after being timely furnished in advance a copy thereof.

            (b) If at any time when a prospectus relating to the Shares is required to be delivered under the Act any event shall have occurred as a result of which the Prospectus as then amended or supplemented would, in the reasonable judgment of the Underwriters or the Company include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary at any time to amend or supplement the Prospectus or Registration Statement to comply with the Act or the Rules and Regulations, or to file under the Exchange Act so as to comply therewith any document incorporated by reference in the Registration Statement or the Prospectus or in any amendment thereof or supplement thereto, the Company will notify you promptly and prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any amendment to the Registration Statement declared effective as soon as possible.

            (c) The Company will promptly deliver to each of the Underwriters and Underwriters' Counsel a signed copy of the Registration Statement, including all consents and exhibits filed therewith and all documents incorporated by reference therein and all amendments thereto, and the Company will promptly deliver to each of the Underwriters such number of copies of any preliminary prospectus, the Prospectus, the Registration Statement, all amendments of and supplements to such documents, if any, and all documents incorporated by reference in the Registration Statement and Prospectus or any amendment thereof or supplement thereto, as you may reasonably request. Prior to 10:00 A.M., New York time, on the business day next succeeding the date of this Agreement and from time to time thereafter the Company will furnish the Underwriters with copies of the Prospectus in such quantities as you may reasonably request. The Company will pay the expenses of printing and distributing to the Underwriters of all such documents.

            (d) The Company will endeavor in good faith, in cooperation with you, at or prior to the time of effectiveness of the Registration Statement, to qualify the Shares for offering and sale under the securities laws relating to the offering or sale of the Shares of such jurisdictions as you may designate and to maintain such qualification in effect for so long as required for the distribution thereof; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process.

            (e) As soon as practicable, the Company will make generally available to its security holders and to the Underwriters an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
Section 11(a) of the Act and the Rules and Regulations (including, at the option of the Company, Rule 158).

            (f) During the period of 90 days from the date of the Prospectus, the Company will not, directly or indirectly, without your prior written consent, directly or indirectly, announce or disclose any intention to issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that, in any manner, transfers to another, in whole or in part, any of the economic consequences associated with the ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries, and the Company will obtain the undertaking of each of its executive officers and directors listed in Annex I-A hereto not to engage in any of the aforementioned transactions on their own behalf (subject to the exceptions set forth in the form of Lock-Up Agreement attached hereto as Annex I-B), other than in the case of the Company, (i) the Company's sale of the Shares hereunder, (ii) the Company's issuance of Common Stock upon (a) the conversion or exchange of outstanding convertible or exchangeable securities,
(b) the exercise of existing stock option and stock purchase plans or (c) pursuant to existing earn-out obligations arising out of prior acquisitions; and
(iii) the Company's issuance of up to 3,000,000 shares of Common Stock in consideration for acquisitions of businesses occurring after the date of the Prospectus, provided that each recipient of any such Common Stock in any such acquisition agrees in writing for the benefit of the Underwriters that all such shares shall remain subject to the aforementioned restrictions.

            (g) During the period of five years from the effective date of Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to security holders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company listed; and
(ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its security holders generally or to the Commission).

            (h) The Company will apply the proceeds from the sale of the Shares as set forth under "Use of Proceeds" in the Prospectus.

            (i) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

            (j) The Company, during the period when the Prospectus is required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations thereunder.

         5. Payment of Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company hereby agrees to pay all costs and expenses incident to the performance of the obligations of the Company hereunder, including the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memoranda closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 4(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the New York Stock Exchange;
(v) all travel expenses of the Company's officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares and (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares. The Company also will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. It is understood, however, that except as provided in this Section, and Sections 7 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

         6. Conditions of Underwriters' Obligations. The obligations of the Underwriters to purchase and pay for the Firm Shares and the Additional Shares, as provided herein, shall be subject to the accuracy of the representations and warranties of the Company herein contained, as of the date hereof and as of the Closing Date (for purposes of this Section 6 "Closing Date" shall refer to the Closing Date for the Firm Shares and any Additional Closing Date, if different, for the Additional Shares), to the absence from any certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 of any misstatement or omission, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

            (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; and, at or prior to the Closing Date no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereof shall have been issued and no proceedings therefor shall have been initiated or threatened by the Commission.

            (b) At the Closing Date you shall have received the written opinion of Baker Botts L.L.P., counsel for the Company, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

            (ii) Each of the Company's subsidiaries listed on Schedule II hereto have been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

            (iii) The Company has an authorized capitalization as set forth in the Prospectus. The Shares have been duly authorized and validly issued, are fully paid and nonassessable and conform to the description thereof contained or incorporated by reference in the Prospectus;

            (iv) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

            (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or sale of the Shares by the Company, except such as have been obtained and made under the Act and such as may be required under state Blue Sky securities laws;

            (vi) The execution, delivery and performance of this Agreement and the issuance and sale of the Shares will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default under, any agreement or instrument listed on a schedule to such counsel's opinion, (ii) the certificate of incorporation or by-laws of the Company or (iii) any Applicable Law (as defined below);

            (vii) The Registration Statement has become effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, the Registration Statement, as of the date of this Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of this Agreement or as of such Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus;

            (viii) This Agreement has been duly authorized, executed and delivered by the Company; and

            (ix) The statements set forth in the Prospectus (including those incorporated by reference), insofar as they purport to constitute a summary of the terms of the Shares and under the captions "Underwriting" and "Certain United States Federal Income Tax Considerations for Non-United States Holders," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

The term "Applicable Laws" means the laws of the State of Texas, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the United States of America that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation, and which are not the subject of a specific opinion in such counsel's opinion referring expressly to a particular law or laws.

            (c) At the Closing Date you shall have received the written opinion of William L. Deckelman, Jr., Executive Vice President and General Counsel of the Company, to the effect that:

            (i) All of the issued and outstanding shares of the capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights;

            (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation; and all of the issued and outstanding shares of capital stock of each such subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive rights and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders' agreement, voting trust or other defect of title whatsoever (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (iii) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

            (iv) Each of the Company and each of its subsidiaries has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (v) The Company and its subsidiaries have title in fee simple to all real property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries (in giving the opinion in this clause, such counsel may state that no examination of record titles for the purpose of such opinion has been made, and that they are relying upon a general review of the titles of the Company and its subsidiaries, upon opinions of local counsel and abstracts, reports and policies of title companies rendered or issued at or subsequent to the time of acquisition of such property by the Company or its subsidiaries, upon opinions of counsel to the lessors of such property and, in respect of matters of fact, upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions, abstracts, reports, policies, and certificates);

            (vi) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vii) The Company and its subsidiaries possess and are in compliance with all patents, trademarks, franchises, permits, licenses (including without limitation all software licenses) and similar items as well as electronic data processing, electronic funds transfer and other contracts, agreements, leases and arrangements necessary or material to the conduct of its business as presently conducted or proposed to be conducted and as described in the Prospectus, except where failure to possess any of the foregoing would not, single or in the aggregate, have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole; the Company has not received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which could result in any material adverse effect on the Company and its subsidiaries taken as a whole; and except as otherwise described in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of cancellation of the same or any notice of proceedings relating to the revocation, suspension or modification of any of the foregoing which, singly or in the aggregate, would result in a material adverse change in the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole, or which is required to be disclosed in the Prospectus;

            (viii) Except for the registration rights granted in connection with the offering of the Company's 3.5% Convertible Subordinated Notes due 2006 and the Company's 4% Convertible Subordinated Notes due 2005, there are no contracts, agreements or understandings known to such counsel between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; and

            (ix) The Exchange Act Reports (other than the financial statements, other financial data and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when they were so filed, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading;

            (d) At the Closing Date, you shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (e) At the Closing Date you shall have received a certificate of the President or any Vice President and a principal financial or accounting officer of the Company, dated the Closing Date to the effect that (i) the condition set forth in subsection (a) of this Section 6 has been satisfied, (ii) as of the date hereof and as of the Closing Date, the representations and warranties of the Company set forth in Section 1 hereof are accurate, (iii) as of the Closing Date, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a material adverse change, in the business prospects, properties, operations, condition (financial or otherwise), or results of operations of the Company and its subsidiaries taken as a whole, except in each case as described in or contemplated by the Prospectus.

            (f) At the time this Agreement is executed, you shall have received a letter, dated the date of delivery thereof, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder;

            (ii) in their opinion the financial statements and any schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (iii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

            (iv) on the basis of the review referred to in clause (iii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements, if any, and any
            summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                  (B) if any unaudited "capsule" information is contained in the
            Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                  (C) at a specified date not more than three business days
            prior to the date of letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at such date, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                  (D) for the period from the closing date of the latest income statement included in the Prospectus to a specific date not more than three business days prior to the date of such letter, there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items or net income;

      except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;

            (v) although they are unable to and do not express any opinion on the unaudited pro forma combined financial statements included or incorporated by reference in the Prospectus or on the pro forma adjustments applied to the historical amounts included in the pro forma financial statements, they have:

                  (A) read the unaudited pro forma combined financial
            statements;

                  (B) performed a review in accordance with SAS 71 of the
            financial statements to which the pro forma adjustments were applied;

                  (C) made inquiries of certain officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments and whether the unaudited pro forma financial statements comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X; and

                  (D) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma financial statements; and

      on the basis of such procedures and such other inquiries and procedures specified above, nothing came to their attention that caused them to believe that the unaudited pro forma financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; and

            (vi) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (g) At the time this Agreement is executed, you shall have received a letter, dated the date of delivery thereof, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

            (i) they are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published Rules and Regulations thereunder;

            (ii) in their opinion the financial statements and any schedules examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

            (iii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Registration Statement;

            (iv) on the basis of the review referred to in clause (iii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                  (A) the unaudited financial statements, if any, and any
            summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles;

                  (B) if any unaudited "capsule" information is contained in the
            Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

                  (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                  (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in consolidated net sales, net operating income, in the total or per share amounts of consolidated income before extraordinary items or net income;

      except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (v) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this subsection.

            (h) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole, the effect of which, in any such case described above, is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus (exclusive of any supplement).

            (i) You shall have also received a lock-up agreement from each person who is a director or executive officer of the Company substantially in the form attached hereto as Annex I.

            (j) At the Closing Date, the Shares shall have been approved for listing on the New York Stock Exchange upon notice of issuance.

            (k) The Company shall have complied with the provisions of Section 4(c) hereof with respect to the furnishing of prospectuses on the next business day succeeding the date of this Agreement.

            (l) The Representatives shall have received a letter, dated the Closing Date, of PricewaterhouseCoopers LLP which meets the requirements of subsection (f) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (m) The Representatives shall have received a letter, dated the Closing Date, of Ernst & Young LLP which meets the requirements of subsection
(g) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

            (n) The Company shall have furnished the Underwriters and Underwriters' Counsel with such further information, certificates, opinions or other documents as they may have reasonably requested to evidence compliance with the conditions set forth in this Section 6.

         If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Agreement, or if any of the certificates, opinions, written statements or letters furnished to you or to Underwriters' Counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to you and to Underwriters' Counsel, all obligations of the Underwriters hereunder may be cancelled by you at, or at any time prior to, the Closing Date and the obligations of the Underwriters to purchase the Additional Shares may be cancelled by you at, or at any time prior to, the Additional Closing Date. Notice of such cancellation shall be given to the Company in writing, or by telephone. Any such telephone notice shall be confirmed promptly thereafter in writing.

         7. Indemnification .

            (a) The Company shall indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange, against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the

Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent but only to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein; and provided further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter who failed to deliver a Prospectus (as then amended or supplemented, provided by the Company to the several Underwriters in the requisite quantity and on a timely basis to permit proper delivery on or prior to the Closing Date) to the person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured, as determined by a court of competent jurisdiction in a decision not subject to further appeal, in such Prospectus and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have including under this Agreement.

            (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, each of the directors of the Company, each of the officers of the Company who shall have signed the Registration Statement, and each other person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Shares, as originally filed or any amendment thereof, or any related preliminary prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through you expressly for use therein. This indemnity will be in addition to any liability which any Underwriter may otherwise have including under this Agreement.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of any claims or the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the claim or the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7). In case any such claim or action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by one of the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action or
(iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or reasonably could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (i) includes and unconditional release of the indemnified party from all liability on claims that are or reasonably could have been the subject matter of such action and
(ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

         8. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 hereof is for any reason held to be unavailable from any indemnifying party or is insufficient to hold harmless a party indemnified thereunder, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company any contribution received by the Company from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company) as incurred to which the Company and one or more of the Underwriters may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and (y) the underwriting discount received by the Underwriters, respectively, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares are underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within in the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 8 or otherwise. The obligations of the Underwriters to contribute pursuant to this Section 8 are several in proportion to the respective number of Shares purchased by each of the Underwriters hereunder and not joint.

         9. Default by an Underwriter.

            (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Additional Shares hereunder, and if the Firm Shares or Additional Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by you pursuant to subsection (b) below) exceed in the aggregate 10% of the number of Firm Shares or Additional Shares, the Firm Shares or Additional Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of Firm Shares set forth opposite their respective names in Schedule I hereto bear to the aggregate number of Firm Shares set forth opposite the names of the non-defaulting Underwriters.

            (b) In the event that such default relates to more than 10% of the Firm Shares or Additional Shares, as the case may be, you may in your discretion arrange for yourself or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Firm Shares or Additional Shares, as the case may be, to which such default relates on the terms contained herein. In the event that within 5 calendar days after such a default you do not arrange for the purchase of the Firm Shares or Additional Shares, as the case may be, to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Additional Shares, the obligations of the Underwriters to purchase and of the Company to sell the Additional Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Section 5, 7(a) and 8 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

            (c) In the event that the Firm Shares or Additional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Additional Closing Date, as the case may be for a period, not exceeding seven business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters' Counsel, may thereby be made necessary or advisable. The term "Underwriter" as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and Additional Shares .

         10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 5, the indemnity agreements contained in Section 7 and the contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its officers and directors or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters. The representations contained in Section 1 and the agreements contained in Sections 5, 7, 8 and 11(d) hereof shall survive the termination of this Agreement, including termination pursuant to Section 9 or 11 hereof.

         11. Effective Date of Agreement; Termination.

             (a) This Agreement shall become effective, upon the later of when
(i) you and the Company shall have received notification of the effectiveness of the Registration Statement or (ii) the execution of this Agreement. If either the initial public offering price or the purchase price per Share has not been agreed upon prior to 5:00 P.M., New York City time, on the fifth full business day after the Registration Statement shall have become effective, this

Agreement shall thereupon terminate without liability to the Company or the Underwriters except as herein expressly provided. Until this Agreement becomes effective as aforesaid, it may be terminated by the Company by notifying you or by you notifying the Company. Notwithstanding the foregoing, the provisions of this Section 11 and of Sections 1, 5, 7 and 8 hereof shall at all times be in full force and effect.

            (b) You shall have the right to terminate this Agreement at any time prior to the Closing Date or the obligations of the Underwriters to purchase the Additional Shares at any time prior to the Additional Closing Date, as the case may be, if: (A) trading in the Company's securities on The New York Stock Exchange has been suspended or made subject to material limitations; (B) if trading on the New York Stock Exchange shall have been suspended or been made subject to material limitations, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction; (C) if a banking moratorium has been declared by a state or federal authority or if any new restriction materially adversely affecting the distribution of the Firm Shares or the Additional Shares, as the case may be, shall have become effective; (D) if any downgrading has occurred in the rating of the Company's debt securities by any "nationally recognized statistical rating-organization" (as defined for purposes of Rule 436(g) under the Act;) or (E) if the United States becomes engaged in hostilities or there is an escalation of hostilities involving the United States or there is a declaration of a national emergency or war by the United States such that the effect of any such event in your sole judgment makes it impracticable or inadvisable to proceed with the offering, sale and delivery of the Firm Shares or the Additional Shares, as the case may be, on the terms contemplated by the Prospectus.

            (c) Any notice of termination pursuant to this Section 11 shall be in writing.

            (d) If this Agreement shall be terminated pursuant to any of the provisions hereof (otherwise than pursuant to (i) notification by you as provided in Section 11(a) hereof or (ii) Section 9(b) or 11(b) hereof), or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by you, reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of their counsel), incurred by the Underwriters in connection herewith.

         12. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing, and:

            (a) if sent to any Underwriter, shall be mailed, delivered, or faxed and confirmed in writing, to such Underwriter c/o Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167, Attention: Equity Capital Markets, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: Phyllis Korff;

            (b) if sent to the Company, shall be mailed, delivered, or faxed and confirmed in writing to the Company and its counsel at the addresses set forth in the Registration Statement, Attention: C. Neel Lemon, III;

provided, however, that any notice to an Underwriter pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to you, which address will be supplied to any other party hereto by you upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

         13. Parties. This Agreement shall insure solely to the benefit of, and shall be binding upon, the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Section 7 and 8, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term "successors and assigns" shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

         14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         16. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         17. Time is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.



                            [signature page follows]

                  If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.



                                          Very truly yours,

                                          Affiliated Computer Services, Inc.



                                          By:/s/ JOHN H. REXFORD
                                             -----------------------------------
                                             Name:  John H. Rexford
                                             Title: Executive Vice President



Accepted as of the date first above written

BEAR, STEARNS & CO. INC.




By:/s/ STEPHEN PARISH
   ---------------------------------------
   Name:  Stephen Parish
   Title: Senior Managing Director

On behalf of themselves and the other
Underwriters named in Schedule I hereto.

                                   SCHEDULE I


                                                                                                        Number of Additional
                                                                         Total Number of Firm          Shares to be Purchased
                                                                              Shares to be                   if Maximum
Name of Underwriter                                                           Purchased                  Option Exercised
-------------------                                                      --------------------          ----------------------
Bear, Stearns & Co. Inc.                                                       5,065,937                       759,891
Lehman Brothers Inc.                                                           1,397,500                       209,625
Wells Fargo Van Kasper, LLC                                                      524,063                        78,609
A.G. Edwards & Sons, Inc.                                                        225,000                        33,750
Robertson Stephens, Inc.                                                         225,000                        33,750
SG Cowen Securities Corporation                                                  225,000                        33,750
Robert W. Baird & Co. Incorporated                                               112,500                        16,875
BB&T Capital Markets, a Division of Scott &
     Stringfellow                                                                112,500                        16,875
First Southwest Company                                                          112,500                        16,875
Total..................................................                        8,000,000                     1,200,000
                                                                         ====================          ======================

                                   SCHEDULE II

                      ACS Government Solutions Group, Inc.
                         ACS Enterprise Solutions, Inc.
                         ACS Outsourcing Solutions, Inc.
                         Lockheed Martin IMS Corporation

                                    ANNEX I-A


                    LIST OF DIRECTORS AND EXECUTIVE OFFICERS


                                  Darwin Deason
                                 Jeffrey A. Rich
                                  Mark A. King
                              Henry G. Hortenstine
                            William L. Deckelman, Jr.
                                 Frank A. Rossi
                                Joseph P. O'Neill
                                Peter A. Bracken
                               Clifford M. Kendall
                               Harvey V. Braswell
                                Lynn R. Blodgett
                                Warren D. Edwards
                                 John H. Rexford
                                 John M. Brophy

                                    ANNEX I-B


                            FORM OF LOCK-UP AGREEMENT

BEAR, STEARNS & CO. INC.
as Representative of the several Underwriters
c/o Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York  10167


         Re:      Affiliated Computer Services, Inc.

Ladies and Gentlemen:

         In consideration of the agreement of the several Underwriters, for which Bear, Stearns & Co. Inc. intends to act as Representative, to underwrite a proposed public offering (the "Offering") of shares of Class A common stock (the "Common Stock") of Affiliated Computer Services, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), as contemplated by a prospectus supplement to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Prospectus"), and to induce the Underwriters to continue their efforts in connection with the Offering, the undersigned hereby:

                  (i) agrees that, without the prior written consent of Bear, Stearns & Co. Inc., during the period commencing on the date hereof and ending ninety (90) days after the date of the Prospectus for the Offering (the "Lock-Up Period"), the undersigned will not, and will not announce or disclose any intention to (except as may be disclosed in the Prospectus), issue, sell, offer or agree to sell, grant any option for the sale of, pledge, make any short sale or maintain any short position, establish or maintain a "put equivalent position" (within the meaning of Rule 16-a-1(h) under the Securities Exchange Act of 1934, as amended), enter into any swap, derivative transaction or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction is to be settled by delivery of Common Stock, other securities, cash or other consideration) or otherwise dispose of, directly or indirectly, any Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) or interest therein of the Company or of any of its subsidiaries including, without limitation, shares of Common Stock (or any securities convertible into, exercisable for or exchangeable for Common Stock) which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission, provided, however, that the undersigned may offer, sell, contract to sell or otherwise dispose of Common Stock pursuant to existing 10b-5-1 sales plans and during the period beginning on the 61st day after the date of the Prospectus and continuing to and including the 90th day after such date, the undersigned may offer, sell, contract to sell or otherwise dispose of up to an aggregate of 12.5% of the undersigned's holdings of Common Stock and Class B Common Stock; and

                  (ii) authorizes the Company during the Lock-Up Period to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of the Company with respect to any shares of Common Stock and any securities convertible into, exercisable for or exchangeable for Common Stock for which the undersigned is the record holder and, in the case of any such share or securities for which the undersigned is the beneficial but not the record holder, agrees to cause the record holder to cause the transfer agent to decline to transfer and/or to note stop transfer restrictions on such books and records with respect to such shares or securities.

         The undersigned further agrees, from the date hereof until the end of the Lock-Up Period, that the undersigned will not exercise and will waive his, her or its rights, if any, to require the Company to register its Common Stock or any securities convertible into, exercisable for or exchangeable for Common Stock and to receive notice thereof.

         Without limitation, any securities received upon exercise of options granted to the undersigned will also be subject to this agreement.

         Notwithstanding the foregoing, the undersigned may transfer the undersigned's Common Stock or Class B Common Stock (i) as a bona fide gift or gifts or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value; provided, however, that the donee or donees or the trustee of the trust, as applicable, shall execute and deliver to Bear, Stearns & Co. Inc. an agreement (A) stating that the securities transferred remain subject to the provisions of this Agreement and (B) certifying that since the date of this Agreement, such donee or donees or trustee, as applicable, has or have been in compliance with the terms of this Agreement as if it had been an original party hereto. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreements set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                     Very truly yours,

                                     --------------------------
                                     Name:
                                     Title:

Dated:   October  , 2001